UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) June 2, 2007

Masco Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	1-5794	38-1794485
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

21001 Van Born Road, Taylor, Michigan	48180
(Address of Principal Executive Offices)	(Zip Code)
(313) 274-7400
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 2, 2007, the Board of Directors of Masco Corporation elected Richard Manoogian to the newly created position of Executive Chairman effective July 1, 2007. As previously reported, Mr. Manoogian expressed his desire to transition from his current role as Chief Executive Officer. As Executive Chairman, Mr. Manoogian will continue to act as Chairman of the Board and he will be actively involved with corporate strategy and other business matters as well as external activities and relations, including those with business, government and community leaders.
     The Board also elected Timothy Wadhams as Chief Executive Officer effective July 1, 2007. Mr. Wadhams currently serves as Senior Vice President and Chief Financial Officer. John G. Sznewajs, who currently serves as Vice President and Treasurer, will assume the position of Chief Financial Officer effective July 1, 2007.
     Mr. Wadhams, 59, joined the Company in 1976, initially serving in several financial capacities prior to transferring in 1984 to Masco Tech, Inc., a publicly-traded affiliated company, where he ultimately became Executive Vice President — Finance and Administration and Chief Financial Officer. In 2001, Mr. Wadhams returned to Masco as Vice President and Chief Financial Officer, and was promoted to Senior Vice President and Chief Financial Officer in January 2004.
     Mr. Sznewajs, 39, joined Masco in 1996 as a Business Development Analyst and served in various capacities in the Business Development Department until 2003 when he became Vice President — Business Development. In August 2005, Mr. Sznewajs was elected Vice President — Corporate Development and Treasurer.
     There are no understandings or arrangements between either Mr. Wadhams or Mr. Sznewajs and any other person pursuant to which either of them was selected as an officer. There are and have been no transactions either since the beginning of the Company’s last fiscal year or currently proposed, regarding either Mr. Wadhams or Mr. Sznewajs that are required to be disclosed by Item 404(a) of Regulation S-K. In connection with their new roles, Messrs. Wadhams and Sznewajs received awards of restricted stock (200,000 shares and 20,000 shares, respectively) and stock options for 400,000 shares and 70,000 shares, respectively, at an exercise price of $30.16 per share, the closing price of Company common stock on June 4, 2007. The restricted stock will vest in 10% installments over a ten-year period (with some acceleration in the year in which Mr. Wadhams attains age 66 as provided in the Company’s Long Term Stock Incentive Plan), and the options will vest in 20% annual installments commencing next year. Messrs. Wadhams and Sznewajs participate in the compensation programs applicable to the Company’s executive officers, and Mr. Wadhams also participates in the Company’s Supplemental Executive Retirement Plan. These programs are described in the Company’s Proxy Statement dated April 10, 2007.
     A copy of the June 6, 2007 press release announcing the leadership transitions is attached hereto as Exhibit 99 and is incorporated by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On June 2, 2007, the Board of Directors amended the Company’s Bylaws to provide for a separate office of Chief Executive Officer and to permit the Board to designate the Chairman of the Board as an Executive Chairman. An Executive Chairman is an employee of the Company who serves as Chairman of the Board and has such other duties as the Board of Directors may assign.
     In addition, in order to comply with a requirement of The New York Stock Exchange, the Board amended the Bylaws to provide the Company with the ability to issue uncertificated shares through a direct registration system.
     The Bylaws, as amended and restated as of June 2, 2007, are attached hereto as Exhibit 3.ii and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (c) Exhibits
3.ii	Bylaws of Masco Corporation, as amended and restated June 2, 2007.

99	Press Release dated June 6, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASCO CORPORATION
By:	/s/ John R. Leekley
	Name:	John R. Leekley
	Title:	Senior Vice President and General Counsel

June 6, 2007

EXHIBIT INDEX
3.ii	Bylaws of Masco Corporation, as amended and restated June 2, 2007.

99	Press Release dated June 6, 2007.